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EXHIBIT 10.40

AMENDMENT NO. 3
TO
AGENCY AGREEMENT

    This Amendment No. 3 to Agency Agreement (this "Amendment") is entered into as of the 30th day of November 2000 with reference to that certain Agency Agreement between PAULA Insurance Company and Pan American Underwriters Insurance Agents & Brokers, Inc. dated as of March 1, 1992, as amended (the "Agreement"). All capitalized terms used herein without definition shall have the meaning ascribed to them in the Agreement.

    In consideration of the manual covenants set forth herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Agent and the Company agree to amend the Agreement as follows:

  1.
  The relevant provisions of Schedule C to the Agreement are hereby amended as follows:

    "The Company agrees to pay to the Agent the following bonus commission during the 2000 calendar year contingent upon the Agent meeting the following quarterly premium volume thresholds:

Invoiced Quarterly 2000 Premium Volume	Bonus Commission
$250,000	1% of Invoiced Premium
$325,000	Additional 1% of Invoiced Premium
$500,000	Additional 1% of Invoiced Premium

    The foregoing bonus will be paid quarterly based on invoiced premium written prior to the end of the applicable quarter. The bonus will apply to all premium written, not merely the amount of premium over the premium threshold. The bonus will be subject to offset to the same extent as commissions payable under this Agreement."

  2.
  In all other respects, the Agreement (including the unamended provisions of Schedule C) shall continue in full force and effect.

    IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above:

PAULA INSURANCE COMPANY		PAN AMERICAN UNDERWRITERS INSURANCE AGENTS & BROKERS, INC.
By:	/s/ JEFFREY A. SNIDER	By:	/s/ JAMES A. NICHOLSON

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EXHIBIT 10.40
AMENDMENT NO. 3 TO AGENCY AGREEMENT